Exhibit 1.4

(English Translation)

REGULATIONS OF THE BOARD OF STATUTORY AUDITORS

Enacted on September 1, 1995

Amended on May 21, 2015

Article 1. (Purpose)

These Regulations aim at the proper and smooth operation of the Board of Statutory Auditors of the Company in accordance with laws and rules of Japan and the Articles of Incorporation, and conforming to the relevant regulations of the Securities and Exchange Commission of the United States ("SEC").

Article 2. (Organization)

1.	The Board of Statutory Auditors shall be organized by all the statutory auditors.
2.	The Board of Statutory Auditors shall appoint full-time auditors.

Article 3. (Purpose of the Board of Statutory Auditors)

The Board of Statutory Auditors shall receive reports on, deliberate regarding and resolve important matters regarding audits; provided, however, that the Board of Statutory Auditors may not preclude any auditors from exercising his/her own powers.

Article 4. (Duties of the Board of Statutory Auditors)

The Board of Statutory Auditors shall, among other things, perform the following duties; provided, however, that the determination made under item (iii) of this Article may not preclude any auditors from exercising his/her own powers:

i.	preparation of audit reports,
ii.	appointment and removal of full-time auditors, and
iii.	determination of audit policies, the methods of investigation of the status of the operations and the financial status of the Company and other matters regarding the performance of the auditors’ duties.

Article 5. (Appointment and Removal of Full-time Auditors)

The Board of Statutory Auditors shall, by resolution, appoint or remove full-time auditors from among auditors.

Article 6. (Chairperson)

1.	The chairperson of the Board of Statutory Auditors shall be a full-time auditor. When there is more than one full-time auditors, the chairperson of the Board of Statutory Auditors shall be elected by voting among statutory auditors.
2.	The chairperson shall convene and preside over meetings of the Board of Statutory Auditors and perform other duties entrusted to the chairperson by the Board of Statutory Auditors; provided, however, that the chairperson may not preclude any auditors from exercising his/her own powers.

Article 7. (Specified Auditors)

1.	The Board of Statutory Auditors shall by resolution appoint the person hereinafter referred to as the “specified auditors” to perform the following duties:

i.	to receive from the directors the business reports, the annexed specifications thereof and accounting-related documents to be received by each auditors, and distribute these documents to the other auditors,
ii.	to provide notice of the contents of the Board of Statutory Auditors audit report concerning the business reports and the annexed specifications thereof to the directors hereinafter referred to as “specified directors” determined to be the persons to receive such notice,
iii.	to agree with the specified directors on the date to provide the notice mentioned in the preceding item,
iv.	to receive notice of the contents of the accounting audit report from the independent account auditors and provide notice of the contents of such audit report to the other auditors,
v.	to agree with the specified directors and the independent account auditors on the date to receive the notice mentioned in the preceding item,
vi.	to provide notice of the contents of the Board of Statutory Auditors audit report concerning the accounting-related documents to the specified directors and the independent account auditors, and
vii.	to agree with the specified directors on the date to provide the notice mentioned in the preceding item.

2.	Specified auditors shall be full-time auditors.

Article 8. (Holdings of Meetings)

The Meetings of the Board of Statutory Auditors shall in principal be held once every month; provided, however, extraordinary Meetings of the Board of Statutory Auditors may be held whenever necessary.

Article 9. (Convening Meetings)

The Meetings of the Board of Statutory Auditors which is held monthly as mentioned in the previous Article shall be convened and presided over by the chairperson. However, any auditors who make demand to convene the Meeting of the Board of Statutory Auditors may convene and preside over a meeting of the Board of Statutory Auditors on his/her own.

Article 10. (Convocation Procedures)

1.	A notice of the convocation of the Meeting of the Board of Statutory Auditors shall be dispatched to each auditors at least three days prior to the date set for each Meeting; provided, however, that this period may be shortened in case of urgent need.
2.	The Meeting of the Board of Statutory Auditors may be held without the convocation procedures upon the unanimous consent of all auditors.

Article 11. (Method of Resolution)

1.	A resolution by the Board of Statutory Auditors shall be made by a majority vote of all of the auditors, except as otherwise provided by rules and laws.
2.	Any resolution shall be made by deliberation based on thorough information.

Article 12. (Resolution on Audit Politics, etc.)

1.	Audit policies, audit plans, methods of audit, allotment of audit duties among auditors and other related matters shall be determined by the Board of Statutory Auditors resolutions.
2.	In addition to those set forth in the preceding paragraph, the Board of Statutory Auditors shall resolve the matters it determines necessary for the performance of its functions, such as appointment of staffs for the Board of Statutory Auditors Administration office, which include cases when independent counsel such as outside attorney, independent account firm, and other advisers necessary to carry out duties of the Board of Statutory Auditors, and a budget for audit expense, which includes appointment for staffs for auditors.
3.	The Board of Statutory Auditors shall request that the directors resolve the contents of the following audit systems and develop such systems:

i.	matters relating to employees who support the auditors’ duties,
ii.	matters relating to the independence of the employees mentioned in the preceding item from the directors,
iii.	matters relating to ensuring the effectiveness of orders towards employees who support auditors’ duties mentioned in Article 12, 3 (i)
iv.	systems to report to auditors and any other systems relating to reports to be provided to auditors,

(1)	systems for directors and employees to report to auditors,
(2)	systems for subsidiaries’ directors, auditors, and employees or a person who receive reports from them to report to auditors,

v.	systems to prevent any mistreatment to take place onto the person who reports concerns received from subsidiaries’ directors, auditors, and employees to auditors as mentioned in a previous item,
vi.	matters relating to the policies on how to process expenses or debt such as prepaid expenses or procedure or redemption which resulted from executing the duties of auditors, and
vii.	any other systems for ensuring the effectiveness of auditors’ audit activities.

Article 13. (Regular Meetings, etc. with the Representative Directors)

1.	The Board of Statutory Auditors shall hold meetings with the representative directors on a regular basis and shall endeavor to deepen their mutual understanding with the representative directors by, for example, exchanging opinions with the representative directors regarding issues to be addressed by the Company, the status of the development of the environment for auditors’ audits, important issues regarding audits, and any other relevant matters, and by making requests as necessary.
2.	The Board of Statutory Auditors shall explain its audit policies, audit plan, the status of audits and the results of audits to the representative directors and the board of directors.
3.	In addition to the requirement set forth in applicable law, the Board of Statutory Auditors shall determine the matters that directors and employees should report to the Board of Statutory Auditors on consultation with the directors and shall receive reports.

Article 14. (Reports to the Board of Auditors)

1.	Auditors shall report the status of the performance of their own duties to the Board of Statutory Auditors on a regular basis and whenever the Board of Statutory Auditors requests a report.
2.	Auditors who received a report from the independent account auditor, the directors, employees of the Company’s internal division and other relevant departments, and other relevant persons shall report to the Board of Statutory Auditors.

3.	The Board of Statutory Auditors shall request the independent account auditors, the directors, the internal auditors and other relevant departments and persons to attend the meetings and provide reports as necessary.

Article 15. (Omitting Reports to the Board of Statutory Auditors)

If auditors, the independent account auditors, the directors, employees of the Company’s internal audit division and other relevant department, and other relevant persons provide notice of the matters to be reported to the Board of Statutory Auditors to all statutory auditor, such matters shall not be required to be reported to the Board of Statutory Auditors. However, this Article shall not prelude the Board of Statutory Auditors from making a request to receive a report from the independent account auditors, the directors, employees of the Company’s internal audit division and other relevant department, and other relevant person if such request is made reasonably.

Article 16. (Measures for Report)

The Board of Statutory Auditors shall undertake necessary investigations and take measures appropriate to the situation upon the receipt of the following reports:

i.	reports from the directors that any fact likely to cause the Company significant damage has been found,
ii.	reports from the independent account auditors that, in connection with the directors’ performance of their duties, any misconduct or any material fact constituting a violation of any law or regulation or the articles of incorporation has been found, or
iii.	reports from the directors or employees on the matters determined in prior deliberation with the directors.

Article 17. (Preparation of Audit Report)

1.	The Board of Statutory Auditors shall prepare audit reports through deliberations based on the audit report prepared by each auditors,
2.	The Board of Statutory Auditors shall receive accounting documents from the directors and audit reports from the independent account auditors.
3.	In cases where the contents of the Board of Statutory Auditors audit report are different from the contents of any of the Board of Statutory Auditors audit report and at the request of such auditors, the Board of Statutory Auditors shall append a note with the contents of such Board of Statutory Auditors audit report to the Board of Statutory Auditors audit report.
4.	Each auditors shall affix to the Board of Statutory Auditors audit report his/her respective signature, or his/her respective name and seal impression (including electronic signature). Full-time auditors and outside auditors shall describe their positions as full-time auditors or outside auditors in the Board of Statutory Auditors audit report.
5.	The provisions of the preceding four paragraphs shall apply mutatis mutandis to audit reports to be prepared when extraordinary accounting documents or consolidated accounting documents are prepared by the Company

Article 18. (Consent, etc. regarding the Election of Auditors)

The following matters regarding the election of auditors shall be determined by the Board of Statutory Auditors’ resolution:

i.	consent to submit to the shareholders’ meeting a proposal concerning the election of auditors by the directors,

ii.	demand to include the election of auditors in the agenda of the shareholders’ meeting, and
iii.	demand to submit to the shareholders’ meeting a proposal concerning the election of auditors.

Article 19. (Resolutions, etc. regarding the Election of Independent Account Auditors)

1.	The following matters regarding the election, dismissal or disapproval of reappointment of independent account auditors shall be determined by the Board of Statutory Auditors’ resolution:

i.	to establish policies regarding the dismissal or disapproval of the independent account auditors,
ii.	to make appropriate decisions regarding reappointment of the independent account auditors,
iii.	to submit a proposal concerning dismissal or disapproval of the independent account auditors to the shareholders’ meetings,
iv.	to submit a proposal concerning the election of the independent account auditors to the shareholders’ meetings, and
v.	to elect a person who is to temporarily perform the duties of the independent account auditors in case of the vacancy of the independent account auditors.

2.	The unanimous consent of all auditors is required for the dismissal of the independent account auditors based on the statutory grounds of dismissal and may be obtained through deliberations of the Board of Statutory Auditors. In such case, auditors selected by the Board of Statutory Auditors shall report the dismissal and the reason thereof at the first shareholders’ meeting to be held after the dismissal.
3.	The consent mentioned in the preceding paragraphs may be made in writing or by electronic means in case of urgent necessity.

Article 20. (Consent to Remuneration, etc. of the Independent Account Auditors)

The consent to remuneration, etc. of the independent account auditors or a person to temporarily perform the duties of the independent account auditors shall be determined by the Board of Statutory Auditors’ resolution.

Article 21. (Consent to Partial Exemption of Directors from Liability)

1.	The unanimous consent of all auditors is required for the following consents through deliberation of the Board of Statutory Auditors.

i.	consent to submit to the shareholders’ meeting a proposal concerning the partial exemption of a director from liability,
ii.	consent to submit to the shareholders’ meeting a proposal concerning the modification of the articles of incorporation to provide that directors may be partially exempted from liability by the board of directors’ resolution,
iii.	consent to submit to the board of directors’ meeting a proposal concerning the partial exemption of a director from liability based on the provisions of the articles of incorporation, and
iv.	consent to submit to the shareholders’ meeting a proposal concerning the modification of the articles of incorporation to provide that the Company may enter into an agreement with an outside director for his/her partial exemption from liability.

2.	The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity

Article 22. (Consent to Participation in a Derivative Lawsuit)

1.	The consent of all auditors to the Company’s participation in a derivative lawsuit to assist the defendant director(s) may be made through deliberations of the Board of Statutory Auditors.
2.	The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.

Article 23. (Deliberation Regarding the Exercise of the Powers of Auditors)

Auditors may, in the case of exercising their powers or fulfilling their obligations regarding the following items, have prior deliberations with the Board of Statutory Auditors:

i.	explanations of the questions for auditors notified by the shareholders via written documents prior to the shareholders’ meeting,
ii.	reports to the board of directors, demands to convene the board of directors, etc.,
iii.	results of investigations regarding the proposals, documents and others materials to be submitted to the shareholders’ meeting,
iv.	to seek injunctions against the acts of directors outside of the purpose of the Company or otherwise in violation of any law or regulation or the articles of incorporation,
v.	statements of opinion at a shareholders’ meeting regarding the election, dismissal, resignation, remuneration, etc. of auditors,
vi.	delivery of auditors’ opinions to shareholders in cases such as issuance of shares which includes transfer of control,
vii.	matters regarding lawsuits between the Company and the directors, and
viii.	matters regarding the filing of any lawsuits, etc.

Article 24. (Deliberation Regarding Remuneration, etc.)

Auditors may deliberate on the remuneration, etc. of auditors with the consent of all auditors.

Article 25. (Authority of the Board of Statutory Auditors under the U.S. law)

In accordance with the regulations, etc. of the SEC, the Board of Statutory Auditors shall have the authority mentioned below:

i.	to establish procedure for the receipt, retention and treatment of complains received by the Company
ii.	to engage independent counsel and other advisers necessary to carry out duties of the Board of Statutory Auditors
iii.	to allocate budgets necessary to carry out duties of the Board of Statutory Auditors
iv.	to grant approval, dismissal, and monitor regarding independent account auditors who are contracted with the Company in accordance with the relevant regulations by the SEC and also registered with the Public Company Accounting Oversight Board ("PCAOB") and are engaged in preparing audit reports, and other relevant audit activities, reviewing attesting services for the Company, to the extent permitted by laws of Japan.
v.	to grant approval, regarding the duties of the Board of Statutory Auditors in line with "Prior Approval Policies for Audit and Non-Audit Services" which is prescribed separately, and
vi.	in addition to those set forth in the preceding paragraphs, conforming to the relevant regulations of the SEC to the extent permitted by laws of Japan.

Article 26. (Minutes)

1.	The Board of Statutory Auditors shall prepare containing the following items and all auditors present at the Board of Statutory Auditors meetings shall affix to the minutes their respective signatures or their respective names and seal impressions (including electronic signatures):

i.	the date and place of holding the Board of Statutory Auditors’ meeting (including the methods of attendance, in cases where auditors, directors or the independent account auditor attend such meeting without being physically present),
ii.	the outline of the progress of the proceedings of the meeting and the results thereof,
iii.	if there are any opinions stated or statements made at the Board of Statutory Auditors meeting with respect to the following matter, the summary of the contents of such opinions or statements:

(1)	reports from the directors that any fact likely to cause the Company significant damage has been found; or
(2)	reports from the independent account auditors that there exists, in connection with the directors’ performance of their duties, any misconduct or any material fact constituting a violation of any law or regulation or the articles of incorporation;

iv.	names of the directors or the independent account auditors who attended the Board of Statutory Auditors meeting, and
v.	the name of the chairperson of the Board of Statutory Auditors’ meeting

2.	In cases where the report to the Board of Statutory Auditors shall not be required pursuant to Article 15, the Board of Statutory Auditors shall prepare minutes containing the following items:

i.	contents of the matters which shall not be required to be reported to the Board of Statutory Auditors,
ii.	date on which the report to the Board of Statutory Auditors was deemed not to be required,
iii.	the name of the auditors who performed the duties concerning the preparation of the minutes.

3.	The minutes of the preceding two paragraphs shall be maintained for ten years.

Article 27. (Administration Office for Auditors)

The affairs related to convening the Board of Statutory Auditors’ meetings, the preparation of the minutes of such meetings, and other affairs concerning the operation of the Board of Statutory Auditors shall be performed by employees who support auditors’ duties, such as staff for auditors.

Article 28. (Standards for the Audit of Statutory Auditors)

Matters concerning the Board of Statutory Auditors and the audits by the Board of Statutory Auditors shall be governed by laws or the Articles of Incorporation or rules, these Regulations and auditing standards prescribed by the Board of Statutory Auditors.

Article 29. (Amendment and Abolition)

Any amendment and abolition of these Regulations shall be subject to the resolution of the Board of the Statutory Auditors. However, regarding Article 25 which regulates the authority given to the Board of the Statutory Auditors by the relevant regulations by the SEC shall be subject to the both resolution of the Board of the Statutory Auditors and the Board of Directors.

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